Exhibit 23.2

        CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated August 19, 2004 accompanying the financial statements of Horse Sense Stable Services, Inc., which is included in this Form SB-2 registration statement. We consent to the incorporation in the registration statement of the aforementioned reports.



                             /s/ Robison Hill & Company
                             Robison Hill & Company
                             Certified Public Accountants
                             Salt Lake City, Utah
                             October 25, 2004